Exhibit 10.1

CALIFORNIA PIZZA KITCHEN, INC.

AMENDMENT NO. 1

TO

NON-QUALIFIED STOCK OPTION AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) dated November 23, 2005 to that certain Non-Qualified Stock Option Agreement (the “Agreement”) between California Pizza Kitchen, Inc. (the “Company”) and Larry S. Flax (“Optionee”) dated August 2, 2000 (the “Effective Date”) is effective as of the Effective Date.

RECITALS

WHEREAS, a difference of views has arisen with regard to the “Expiration Date,” as that term is defined in the Agreement; and

WHEREAS, the parties wish to resolve the difference of views in an amicable fashion.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, the Company and Optionee hereby agree as follows:

1. Amendment.

(a)	Section 1.8(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(e) December 15, 2005.”

(b)	A new Section 7(c) is added and shall read as follows:

“(c) Without limiting the foregoing, Holder also agrees that Holder will not effect any Transfer of 25,000 Option Shares for a period of 18 months after the exercise of the Option relating to such Option Shares. For purposes hereof, “Transfer” shall be defined as any sale or transfer of the Option Shares that results in a change of “beneficial ownership” as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934. Holder agrees that each certificate or instrument representing such transfer restricted Option Shares shall be stamped or otherwise imprinted with the following legend (in addition to any legend required under applicable securities laws):

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD FOR A PERIOD OF

EIGHTEEN MONTHS FROM THE DATE HEREOF; PROVIDED, HOWEVER, THAT NOTWITHSTANDING THE FOREGOING THESE SECURITIES MAY BE TRANSFERRED IF THE TRANSFER DOES NOT RESULT IN A CHANGE IN THE “BENEFICIAL OWNERSHIP” OF THESE SECURITIES AS THAT TERM IS DEFINED IN RULE 13D-3 UNDER THE SECURITIES EXCHANGE ACT OF 1934”

2. Express Changes Only. Except as modified by this Amendment, the Agreement shall remain unchanged and shall remain in full force and effect.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without giving effect to principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the date first written above.

CALIFORNIA PIZZA KITCHEN, INC.
a Delaware corporation

By:	/s/ Susan M. Collyns
Susan M. Collyns
Chief Financial Officer

/s/ Larry S. Flax
LARRY S. FLAX